                                                                  Exhibit 10.1.8
December 6, 2006


Alpha Security Group Corporation
328 West 77th Street
New York, New York 10024

Maxim Group LLC
405 Lexington Ave.
New York, New York 10174

Re:  Initial Public Offering

Gentlemen:

         The undersigned stockholder of Alpha Security Group Corporation
(the "Company"), in consideration of Maxim Group LLC ("Maxim") entering into a letter of intent, dated May 6, 2005 (the "Letter of Intent"), to underwrite an initial public offering ("IPO") of the securities of the Company and embarking on, undertaking and continuing to participate in the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 9 hereof):

         1. If the Company solicits approval of its stockholders of a Business Combination, the undersigned will (i) vote all Insider Shares owned by the undersigned in accordance with the majority of the votes cast by the Public Stockholders and (ii) vote any shares of Common Stock acquired in or following the IPO in favor of the Business Combination.

         2. (a) In the event that the Company fails to consummate a Business Combination by a date (the "TERMINATION DATE") that is 18 months from the effective date ("EFFECTIVE DATE") of the registration statement relating to the IPO, or 24 months from the Effective Date under the circumstances described in the Prospectus, the undersigned shall, in accordance with all applicable requirements of the Delaware General Corporation Law, take all action reasonably within her power to dissolve and liquidate the Company and distribute all funds held in the Trust Account to the Public Stockholders as soon as reasonably practicable following the Termination Date in the manner and subject to the deductions set forth in the Prospectus including, without limitation: (i) causing the Company's board of directors to convene and adopt a plan of dissolution and liquidation; (ii) voting, as a director (if applicable), in favor of adopting such plan of dissolution and liquidation; (iii) within five
(5) business days of any such adoption by the Company's board of directors, causing the Company to prepare and file a proxy statement with the Securities and Exchange Commission (the "SEC") setting out, and calling for a vote by the Company's stockholders in favor of, the plan of dissolution and liquidation; and
(iv) voting, as a stockholder, all of the undersigned's voting securities of the Company in favor of any such plan of dissolution and liquidation. In addition, from and after the Termination Date, the undersigned will, in accordance with the Company's amended and restated certificate of incorporation, take all action reasonably within his power to limit the Company's activities to winding up its affairs and to dissolving the Company and liquidating the Trust Account.

                  (b) If the Company seeks approval from its stockholders to consummate a Business Combination within 90 days prior to the expiration of the 24 month period following the Effective Date (assuming that the period in which the Company may consummate a Business Combination has been extended under the circumstances described in the Prospectus), the undersigned agrees to take all such action reasonably within his power to ensure that the proxy statement related to such Business Combination will seek stockholder approval for the plan of dissolution and liquidation of Company in the event the stockholders do not approve such Business Combination.

                  (c) If: (i) no agreement has been executed and no letter of intent with respect to a Business Combination has been signed by the Company prior to the date that is 18 months after the Effective Date or (ii) no proxy statement seeking the approval of the stockholders for a Business Combination has been filed with the SEC by the date that is 30 days prior to the date that is 24 months after the Effective Date, the undersigned agrees to take, promptly following either such date, all such action reasonably within his power to convene a meeting of the board of directors of the Company to adopt and recommend to the stockholders of the Company a plan of dissolution and liquidation of the Company and, within five (5) business days of such date, to file a proxy statement with the SEC seeking stockholder approval for such plan of dissolution and liquidation.

                  (d) Except with respect to any of the IPO Shares acquired by the undersigned in connection with or following the IPO, the undersigned hereby irrevocably: (i) waives any and all right, title, interest, cause of action or claim of any kind (a "CLAIM") in or to all funds in the Trust Account and any remaining net assets of the Company upon liquidation of the Trust Account and dissolution of the Company; (ii) waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company, which Claim would reduce, encumber or otherwise adversely affect the amounts held in the Trust Account; and (iii) agrees that the undersigned will not seek recourse (legal, equitable or otherwise) against the Trust Account for any reason whatsoever.

         3. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination involving a company affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to Maxim that the Business Combination is fair to the Company's stockholders from a financial perspective.

         4. Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned (an "Affiliate") will be entitled to receive and will not accept any compensation for services rendered to the Company prior to the consummation of the Business Combination; provided that the undersigned shall be entitled to reimbursement from the Company for his out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

         5. The undersigned agrees that neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive or accept, and the undersigned, on behalf of the undersigned and the aforementioned parties, hereby waives any rights to, a finder's fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

         6. The undersigned will escrow her Insider Shares for the period commencing on the Effective Date and ending on the earlier to occur of: (i) the approval by the Public Stockholders of the release of the Insider Shares from escrow; and (ii) one (1) year following the consummation of a Business Combination, in each case subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

         7. The undersigned represents and warrants to the Company and Maxim that:

                  (a) No petition under the Federal bankruptcy laws or any state insolvency law has been filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of the undersigned, or any partnership in which the undersigned was or is a general partner at or within two years prior to the date hereof, or any corporation or business association of which the undersigned was an executive officer at or within two years prior to the date hereof;

                  (b) The undersigned has not been convicted in any criminal proceeding nor is the undersigned currently a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

                  (c) The undersigned has not been the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining the undersigned from, or otherwise limiting, the following activities:

                           (i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

                           (ii) Engaging in any type of business practice; or

                           (iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

                  (d) The undersigned has not been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than sixty (60) days the right of the undersigned to engage in any activity described in paragraph (c)(i) above, or to be associated with persons engaged in any such activity;

                  (e) The undersigned has not been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated; and

                  (f) The undersigned has not been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

         8. The undersigned has full right and power, without violating any agreement by which the undersigned is bound, to enter into this letter agreement.

         9. As used herein: (i) a "Business Combination" shall mean an acquisition, by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise and as otherwise described in the registration statement relating to the IPO, of an operating business or real property assets in the homeland security industry, defense industry and related industries selected by the Company; (ii) "Common Stock" shall mean the common stock, par value $.0001 per share, of the Company; (iii) "Insiders" shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iv) "Insider Shares" shall mean all of the shares of Common Stock of the Company owned by an Insider prior to the IPO; (v) "IPO Shares" shall mean the shares of Common Stock issued in the Company's IPO; (vi) "Prospectus" shall mean the prospectus contained in the registration statement relating to the IPO;
(vii) "Public Stockholders" shall mean the holders of the securities issued by the Company in the IPO; and (viii) "Trust Account" means the trust account in which the proceeds to the Company of the IPO will be deposited and held for the benefit of the holders of the IPO shares, as described in greater detail in the Prospectus.

         10. The undersigned hereby agrees that any action, proceeding or claim against the undersigned arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The undersigned hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.



                                                     Print Name: Laura Haffner


                                                     /s/ Laura Haffner
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                                                     Signature